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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12
GENZYME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genzyme Annual Meeting includes proposal on stock options

Employee shareholders are encouraged to vote

In conjunction with our Annual Meeting of Shareholders on May 27, all Genzyme shareholders—including Genzyme employees who own shares of stock—are being asked to vote on seven proposals. In late April, we mailed our 2003 Annual Report and proxy statement to shareholders. The proxy statement explains the agenda for the Annual Meeting and details of each of the proposals that shareholders are being asked to consider and vote upon.

Six of the proposals under consideration are sponsored by Genzyme, and one is sponsored by a shareholder. Our board of directors recommends a vote in favor of each of the company proposals and recommends a vote against the shareholder proposal.

As stockholders, your vote on these proposals is very important to us, no matter how many shares you own. Three of this year's proposals relate to our equity programs, in which the majority of our employees participate. Without shareholder approval of these proposals, the future of our equity programs is highly uncertain. Therefore, we ask that you return a signed proxy card or give instructions by telephone or over the Internet on how you wish to vote your shares as soon as possible. Information about voting procedures can be found in the attached information sheet or on pages 3–4 in the proxy statement.

The specific proposals under consideration are summarized below.

Proposals 1–6: Genzyme Proposals

Proposal 1 is for the election of three directors to our board, each for a three-year term, including Gail Boudreaux, a new independent director candidate. In addition to becoming our first female Board member, as the President of Blue Cross and Blue Shield of Illinois Ms. Boudreaux will bring valuable experience from the healthcare industry. Our board recommends shareholders support all three nominees.

Proposal 2 is an amendment to Genzyme's 1999 Employee Stock Purchase Plan (ESPP) to increase the number of shares of common stock covered by the plan by 1,500,000 shares. We typically ask shareholders to fund this valuable employee benefit every one-to-two years. We encourage you to vote in favor of this proposal to ensure that sufficient shares are available for employees to purchase Genzyme stock under this program over the next year. You can find more information about this proposal on pages 19–21 of the proxy statement.

Proposal 3 is a proposal to approve the 2004 Equity Incentive Plan. We are requesting approval of 6,800,000 shares, or 3% of outstanding shares. For over 15 years we have used broad-based stock option grants as an important tool to provide an incentive for our employees to achieve long-range performance goals and create value for our shareholders. Our plans for the next 12 months contemplate continuing to use these grants as part of our total compensation profile as we study alternative approaches to equity compensation. In a changing competitive and accounting environment we believe that maintaining our current policies for managing this program will help us keep a balance between our ability to grant options and stockholder dilution concerns.

Our board believes that, if approved, the 2004 Equity Incentive Plan will provide for sufficient shares to continue to provide appropriate equity incentives to meet our needs until May 2005 while giving us flexibility to respond to market-competitive changes in equity compensation practices. In addition, since the plan will need to be funded again in May 2005, our shareholders will have another opportunity to consider and review both our program and decisions regarding equity compensation. The plan is explained in more detail on pages 21–23 of the proxy statement and the full text of the plan is included in Appendix A.

Proposal 4 asks for amendments to our 1998 Directors Stock Option Plan to (1) increase the number of shares covered by the plan by 200,000 shares, approximately 0.09% of outstanding shares, and (2) change the formula for making annual option grants to non-employee directors. We believe that these changes are appropriate at this time because:

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  With the elimination of our tracking stocks, the current formula no longer provides the intended benefit;

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  No change to director equity compensation has been implemented since 2000; and

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  Achieving a closer alignment to the level of director compensation within our competitor group is important.

Proposal 5 is an amendment and restatement of our corporate charter to reflect our simplified capital structure following the tracking stock exchange completed in June 2003. In addition, other amendments are being proposed to conform to provisions of the new Massachusetts Business Corporation Act, which will take effect on July 1, 2004. This proposal is explained in detail on pages 25–27 of the proxy statement. A copy of our charter can be found in Appendix B.

Proposal 6 asks shareholders to ratify our audit committee's selection of independent auditors, PricewaterhouseCoopers LLP. We believe that this proposal promotes the independent oversight and transparency that are immensely important to corporate governance today.

Proposal 7: Shareholder Proposal

Proposal 7 is a shareholder proposal that requests that the compensation committee use performance and time-based restricted stock in lieu of stock options when creating compensation packages for Genzyme executive officers. In an opposition statement to this proposal, the board confirms its belief that we employ multiple safeguards to preserve the integrity of our compensation programs. The board feels that these programs promote the long-term interests of our shareholders by aligning executive compensation with corporate value creation and by allowing us to attract, retain and motivate knowledgeable and experienced executives to manage our business. In addition, we believe that the compensation committee should retain flexibility to make performance-based executive compensation decisions grounded on a review of all relevant information without imposing the rigid constraints called for by the stockholder proposal. Our board recommends that shareholders vote against this proposal.

For more details on Genzyme's Annual Meeting and the proxy voting process, please see the attached background information sheet.

If you wish to discuss any of the proposals for this year's annual meeting, or need assistance with voting your proxy, please contact Shareholder Relations at (617) 768-6686.

Background Information on Genzyme's Annual Meeting
and the Proxy Voting Process

Genzyme's Annual Meeting of Shareholders is Thursday, May 27, 2004 from 2–4 p.m. at State Street Bank in Boston, MA.

What is the purpose of the Annual Shareholders' Meeting?

Almost all companies have a formal annual meeting of shareholders to elect members of the board of directors of the company and to vote on any other business. An annual meeting is governed by the company's bylaws, state law and stock exchange rules, which also cover rules and regulations of the Securities and Exchange Commission (SEC). These sources determine where and when shareholder meetings are held, and what issues of corporate governance must be presented to shareholders for their consideration and approval. This year, Genzyme is asking shareholders to vote to elect three directors, each for a three-year term of office, and to approve five company-sponsored proposals. In addition, this year's agenda includes a proposal sponsored by a shareholder, which our board is recommending shareholders vote against.

What is a proxy statement?

A proxy statement is an information document we are required to provide to shareholders before they vote on corporate matters. It contains biographical information about the members of the board of directors; the top five executive officers' salaries, bonuses, and stock compensation; and detailed information about any proposals from management or shareholders to be acted upon at the meeting.

What is a proxy?

A proxy is a person(s) or entity that a shareholder authorizes to vote his or her shares. A company will deliver a "proxy card" to shareholders which, when signed, provides the authorization for the "proxies" to vote the shareholder's shares as they instruct on the proxy card.

If you hold your stock through a nominee, such as a bank or brokerage account, you will receive a "ballot" from that institution who will collect ballots from all of its clients and then vote the official aggregate position on behalf of, and as instructed by, their clients.

I have stock options—should I have received a proxy statement in the mail?

Holding stock options only gives you the right to buy company stock. You do not own the stock and you do not have the same rights as stockholders until you exercise your stock options and hold the shares. Only employees who actually own stock received a proxy statement and are eligible to vote at the annual meeting.

How do I vote?

1.
If you hold your stock certificates yourself, and you received a proxy card, you can vote by:

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Mail: Date, sign and mail your proxy card in the envelope provided as soon as possible.

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Telephone: Call toll-free 1800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call; or

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Internet: Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the Web page.

2.
If you hold your stock in a nominee account, such as a bank or brokerage account, and you received a ballot form, you can vote by:

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Mail: Date, sign and mail your ballot in the envelope provided as soon as possible;

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Telephone: Call 1-800-454-8683 and follow the instructions. You will need to have your ballot with you to provide identification information;

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  Internet: You may enter your voting instructions at www.proxyvote.com. Have your ballot available when you access the Web page.

3.
You can vote in person, at the annual meeting. If you choose to vote in person at the meeting, you will be required to provide proper identification, and if your shares are held in a nominee name, you must present a legal proxy from your nominee as proof of ownership.

Genzyme has established a Web site, www.eproxyview.com/genz to facilitate internet voting. In addition, shareholders can receive electronic copies of our annual report, Form 10-K annual report and proxy statement on this Web site.

More information about voting procedures can be found on pages 3–4 of the proxy statement. If you need assistance or information, please contact the Shareholder Relations department at (617) 768-6686.

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Background Information on Genzyme's Annual Meeting and the Proxy Voting Process